SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2016

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700	10065
New York, New York	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2016, the Board of Directors (the “Board”) of SIGA Technologies, Inc., a Delaware corporation (“SIGA”), appointed Dr. Phillip L. Gomez,  SIGA’s Chief Executive Officer, to fill a vacancy on the Board created by the increase in the size of the Board described in Item 5.03 below.  Dr. Gomez, 49, will serve a term through the date of the next annual meeting of SIGA’s stockholders or until his earlier resignation or removal.  Dr. Gomez will not receive additional compensation in connection with his service on the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2016, the Board adopted an amendment (the “Amendment”) to Section 3.1 of the amended and restated by-laws of SIGA increasing the minimum size of the Board from one member to three members and maximum size of the Board from nine members to twelve.  The Amendment took effect immediately upon its adoption by the Board.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

3.1	Amendment to the Amended and Restated By-laws of SIGA Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
Name: Daniel J. Luckshire
Title: Chief Financial Officer

Date: December 13, 2016